EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of ChromaDex Corporation and Subsidiaries on Form S-3 and as amended [File No. 333-233729, File No. 333-222064, File No. 333-221245, File No. 333-218634, File No. 333-176636, File No. 333-238570, and File No. 333-239144] and on Form S-8 [File No. 333-226972, File No. 333-223889, File No. 333-221247, File No. 333-221246, File No. 333-196434, File No. 333-168029, File No. 333-154403, File No. 333-154402, and File No. 333-248104] of our report dated March 12, 2021, with respect to our audits of the consolidated financial statements of ChromaDex Corporation and Subsidiaries as of December 31, 2020 and December 31, 2019 and for the years ended December 31, 2020 and December 31, 2019, which report is included in this Annual Report on Form 10-K of ChromaDex Corporation and Subsidiaries for the year ended December 31, 2020.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 12, 2021